Exhibit 10.9
FEDEX FREIGHT HOLDING COMPANY, INC.
EMPLOYEE STOCK PURCHASE PLAN
Section 1.   Purpose of Plan.
The name of the plan is the FedEx Freight Holding Company, Inc. Employee Stock Purchase Plan. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated after-tax payroll deductions (referred to herein as “options”). The Plan is not intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.
Section 2.   Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Annual Limit” means such amount determined by the Committee with respect to the applicable offering.
(b)   “Award Date” means the date on which a Matching Award is granted.
(c)   “Board” means the Board of Directors of the Company.
(d)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(e)   “Committee” means the Human Resources and Compensation Committee of the Board or any successor committee or subcommittee of the Board appointed by the Board to administer the Plan.
(f)   “Common Stock” means the common stock, par value $0.10 per share, of the Company.
(g)   “Company” means FedEx Freight Holding Company, Inc., a Delaware corporation (or any successor company).
(h)   “Disability” means “permanent disability” as determined by the Committee in its sole discretion.
(i)   “Effective Date” means June 1, 2026.
(j)   “Eligible Employee” means, unless otherwise determined by the Committee, any individual who is a full-time employee of the Company or one of its Subsidiaries.
(k)   “Enrollment Date” means the first day of each Offering Period.
(l)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.
(m)   “Exercise Date” means the last Trading Day in each Offering Period, or such other date or dates within the Offering Period as determined by the Committee (including for purposes of establishing any interim purchase period within an Offering Period).
(n)   “Fair Market Value” of a Share or other security as of a particular date means the fair market value as determined by the Committee in its sole discretion; provided, however, that except as otherwise determined by the Committee, (i) if Shares or other securities are admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price for a Share or such other security as reported on such date, or if no Shares or other securities were traded on such date, on the last preceding date for which there was a sale of a Share or other security on such exchange, or (ii) if Shares or other securities are then traded on an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for a Share or such other security in such over-the-counter market for the last preceding date on which there was a sale of such Share or other security in such market.

(o)   “Fully Diluted Shares” means, at the applicable time of measurement, all issued and outstanding Shares calculated assuming that all securities of the Company, including outstanding equity and equity-based awards and any preferred shares, that are or may be convertible or exchangeable for Shares are so converted or exchanged for this purpose.
(p)   “Matching Award” means a conditional right to acquire Shares granted under the Plan in connection with Purchased Shares.
(q)   “Matching Ratio” means the ratio determined by the Committee in accordance with Section 11(c) hereof.
(r)   “Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under the Plan, as set forth in Section 5 hereof.
(s)   “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
(t)   “Plan” means this FedEx Freight Holding Company, Inc. Employee Stock Purchase Plan, as may be amended and/or restated from time to time.
(u)   “Purchase Price” means, unless otherwise established by the Committee in its sole discretion in advance of the applicable offering under the Plan, the Fair Market Value of a Share on the Exercise Date.
(v)   “Purchased Shares” means Shares purchased on behalf of a participant under the Plan.
(w)   “Released” and “Unreleased” will be understood accordingly.
(x)   “Release Date” means the date on which a Matching Award is Released to the participant.
(y)   “Shares” means shares of Common Stock.
(z)   “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.
(aa)   “Trading Day” means a day on which the New York Stock Exchange is open for trading.
Section 3.   Eligibility; Annual Limit.
(a)   Options may be granted only to Eligible Employees. Unless otherwise determined by the Committee, any Eligible Employee employed on the Enrollment Date for an Offering Period shall be eligible to participate in the Plan for such Offering Period.
(b)   A participant may be granted an option only if such option, together with any other options granted to such participant under this Plan, does not permit such participant to purchase Shares in excess of the Annual Limit for any calendar year in which the participant participates in the Plan.
(c)   Notwithstanding the foregoing, in addition to the limitation set forth in Section 3(b), the Committee may limit the number of Shares that may be purchased under the Plan on any occasion for any reason. If the Committee determines that the limit will be exceeded, the number of Shares to be received by each participant shall be proportionally reduced. Each such participant will be notified of the change, each option will be deemed modified or withdrawn accordingly, and any excess payroll deductions already made will be returned to the participant as soon as administratively practicable following the determination by the Committee.
Section 4.   Offerings.
The Plan shall be implemented through one or more offerings. Offerings may be consecutive or overlapping. Each offering shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms of separate offerings need not be identical; provided, however, that each offering shall comply with the provisions of the Plan.

Section 5.   Offering Periods.
Offerings shall be implemented by Offering Periods in the discretion of the Committee. Each Offering Period shall commence at such time and be of such duration as determined by the Committee prior to the start of the applicable Offering Period. The initial Offering Period under the Plan shall commence on the date established by the Committee. The decision of the Committee to implement an Offering Period shall not require the Committee to implement any additional consecutive or overlapping Offering Period.
Section 6.   Participation.
An Eligible Employee determined in accordance with Section 3 hereof may elect to become a participant in the manner specified by the Committee from time to time, which may include accessing the website designated by the Company from time to time and electronically enrolling in an Offering Period or submitting an enrollment agreement (in such form as the Company may provide, including by electronic means) authorizing payroll deductions, in each case at least ten (10) days prior to the applicable Enrollment Date, unless an earlier or later time for enrolling is set by the Committee for all Eligible Employees with respect to a given Offering Period.
Section 7.   Payroll Deductions.
(a)   At the time a participant enrolls in an Offering Period, such participant shall elect to have after-tax payroll deductions made during the Offering Period pursuant to such procedures as the Committee may specify from time to time, which may be limited in accordance with Section 3 hereof.
(b)   Payroll deductions shall commence with the first payroll period following the Enrollment Date and end with the last payroll period in the Offering Period, unless sooner altered or terminated as provided in the Plan.
(c)   All payroll deductions made for a participant shall be credited to the participant’s account under the Plan and shall be withheld in whole percentages or fixed dollar amounts only. A participant may not make any additional lump sum contributions to such account unless specifically provided for in the offering.
(d)   A participant may discontinue such participant’s participation in the Plan as provided in Section 13 hereof, or may decrease the rate of such participant’s payroll deductions during the current Offering Period by amending such participant’s enrollment agreement or by submitting a new enrollment agreement (in such form as the Company may provide, including by electronic means) authorizing a decrease in payroll deduction rate. The decrease in rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the amended enrollment or earlier to the extent administratively practicable. If permitted by the Committee, a participant may increase the rate of such participant’s payroll deductions for an upcoming Offering Period by amending such participant’s enrollment agreement or by submitting a new enrollment agreement (in such form as the Company may provide, including by electronic means) authorizing an increase in payroll deduction rate within ten (10) business days prior to commencement of the upcoming Offering Period. A participant’s enrollment agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 13 hereof. The Committee shall be authorized to limit the number of participation rate changes during any Offering Period, which, unless otherwise determined by the Committee, shall be one (1) time during the applicable Offering Period.
Section 8.   Grant of Option.
On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price), the number of whole Shares determined by dividing such Eligible Employee’s payroll deductions (and contributions) accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 15 hereof. Exercise of the option shall occur as provided in Section 9 hereof, unless the participant has withdrawn pursuant to Section 13 hereof.

Section 9.   Exercise of Option.
(a)   Unless a participant withdraws from the Plan as provided in Section 13 hereof, such participant’s option for the purchase of Shares will be exercised automatically on each Exercise Date, and the maximum number of whole Shares subject to such option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions (and contributions) in such participant’s account. No fractional Shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a whole Share shall be retained in the participant’s account for a subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 13 hereof. Unless otherwise determined by the Committee, any funds left over in a participant’s account after the Exercise Date due to the participant exceeding the applicable Annual Limit as provided in Section 3(b) hereof shall be returned to the participant as soon as administratively practicable following the Exercise Date.
(b)   At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or its applicable Subsidiary’s federal, state, local, foreign or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.
(c)   A participant shall have no rights to dividends, dividend equivalents, or distributions, or any other rights of a stockholder, with respect to such participant’s option prior to the time that Shares are delivered with respect to the exercise of such option.
Section 10.   Delivery to Broker Account.
As promptly as practicable after each Exercise Date on which a purchase of Shares occurs, the Company shall deliver the Purchased Shares to a brokerage account established for the participant at a Company-designated brokerage firm or other third-party administrator (the “ESPP Broker Account”). The Company may require that the participant pay any applicable account maintenance fees incurred with respect to the participant’s ESPP Broker Account, which fees may be collected in such manner as determined by the Company, including, without limitation, by implementing the sale of a sufficient number of Shares from the participant’s ESPP Broker Account to cover such fees.
Section 11.   Matching Awards.
(a)   Terms and Conditions.   Each participant that receives Purchased Shares shall receive a Matching Award linked to such Purchased Shares. Matching Awards shall be subject to the terms of the Plan and such other terms and conditions established by the Committee, which shall be communicated to the relevant participant, including: the Award Date, the Matching Ratio, the number of Matching Awards that shall be granted, the Release Date, which shall normally be the first anniversary of the Award Date of that Matching Award, whether the Matching Award shall be subject to dividend equivalents, and whether the participant may be required to enter into any election for a particular tax treatment in respect of their Matching Award and/or any Shares received thereon and any consequences of failing to make such election.
(b)   Grant of Matching Awards.   Unless otherwise determined by the Committee, Matching Awards shall be automatically granted on the same day as the Exercise Date for the related Purchased Shares. The Matching Ratio shall be applied to the number of Purchased Shares received by the participant on the applicable Exercise Date to calculate the number of Shares subject to the Matching Award. If at the Award Date, the application of the Matching Ratio would result in a Matching Award of a fraction of a Share, the number of Shares underlying such Matching Award shall be equal to the number of whole Shares (rounded down) as of the Award Date.
(c)   Matching Ratio.   Initially, the Matching Ratio that shall apply to Matching Awards is 1:1; being one Share subject to the Matching Award for each Purchased Share. The Committee may alter the Matching Ratio that applies to Matching Awards at any time. The Committee must give notice of any change to all affected participants as soon as practicable (and, in any event, before Matching Awards are granted under the varied terms).

(d)   Lapse on Transfer of Purchased Shares.   If a participant transfers or sells any Purchased Shares relating to their Matching Award prior to the applicable Release Date, the Matching Award shall lapse in proportion to the number of Purchased Shares transferred or sold.
Section 12.   Release and Settlement of Matching Awards; Dividend Equivalents.
(a)   Release of Matching Awards.   Matching Awards shall be Released on the Release Date, subject to the participant’s continued employment with the Company or one of its Subsidiaries through the Release Date. The number of Shares subject to a Matching Award that shall be Released is equal to the aggregate number of related Purchased Shares that continue to be held in the ESPP Broker Account as of the Release Date, multiplied by the Matching Ratio applicable to that Matching Award. To the extent a Matching Award, or any part of it, is no longer capable of being Released, it shall lapse. To the extent a Matching Award lapses, it cannot be Released under any other provision on the Plan.
(b)   Settlement of Matching Awards.   The Committee may choose (whether at the time of grant or any other time before settlement) to settle any Matching Award partly or fully in cash. The participant shall have no right to acquire Shares in respect of which the Matching Award has been settled in cash. If a Matching Award is Released, the Committee shall arrange for the delivery of Shares and/or cash as soon as practicable after the applicable Release Date. The Shares shall be delivered to the participant’s ESPP Broker Account and the cash shall be paid to the participant in accordance with the Company’s (or its Subsidiary’s) regular payroll practices, subject to applicable taxes and withholdings.
(c)   Dividend Equivalents.   Where a Matching Award includes dividend equivalents, the participant shall receive an amount equal to the dividends, the record date for which falls between the Award Date and the Release Date, multiplied by the number of Shares in respect of which the Matching Award is Released. Dividend equivalents shall be calculated on such basis as the Committee determines. Special dividends shall not be included, unless the Committee determines otherwise.
Section 13.   Withdrawal; Termination of Employment.
(a)   Withdrawal.   A participant may withdraw all but not less than all the payroll deductions (and contributions), if any, credited to such participant’s account and not yet used to exercise such participant’s option under the Plan at any time in the manner specified by the Committee from time to time, which may include accessing the website designated by the Company and electronically withdrawing from the Offering Period or giving written notice to the Company (in such form as the Company may provide). All of the participant’s payroll deductions (and contributions) credited to such participant’s account will be paid to such participant (without interest) as soon as practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of Shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant timely enrolls in that Offering Period.
(b)   Termination of Employment.   Upon a participant’s ceasing to be an Eligible Employee for any reason, the payroll deductions (and contributions), if any, credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned (without interest) to such participant or, in the case of such participant’s death, to the person or persons entitled thereto under Section 17 hereof, and such participant’s option will be automatically terminated. A participant whose employment with the Company terminates but who subsequently qualifies as an Eligible Employee may participate in any future Offering Period in which such individual is eligible to participate by timely enrollment in that Offering Period. Except as set forth in the following sentence, any Unreleased Matching Awards held by the participant on the termination date shall automatically lapse. If a participant’s employment with the Company or its Subsidiaries terminates due to the participant’s death or Disability prior to the Release Date of any Matching Awards, the maximum number of Shares subject to such Matching Award shall be Released as of the date such participant’s employment terminates due to death or Disability, and such Matching Award shall be settled in accordance with Section 12(b).

Section 14.   Interest.
No interest shall accrue on the payroll deductions (or contributions) credited to a participant’s account under the Plan unless otherwise determined by the Committee or required by applicable law.
Section 15.   Shares Available for Issuance.
(a)   Subject to adjustment as provided in Section 21 hereof, the maximum number of Shares reserved for issuance under the Plan shall be the sum of (a) 4,000,000 Shares and (b) an annual increase on the first day of each year during the term of the Plan, beginning on and including January 1, 2027, and ending on and including December 31, 2035, equal to the lesser of (x) one percent (1%) of the aggregate number of Fully Diluted Shares issued and outstanding on December 31 of the immediately preceding year and (y) such number of Shares as may be determined by the Committee.
(b)   If on a given Exercise Date the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. If on a given Award Date the number of Shares with respect to which Matching Awards are to be granted exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
(c)   To the extent a Matching Award lapses for any reason (in whole or in part), any unissued or forfeited Shares subject to the Matching Award shall be added back to the Plan Share reserve and available again for issuance under the Plan. Any Shares related to a Matching Award that is settled in cash in lieu of Shares shall be added back to the Plan Share reserve and available again for issuance under the Plan. Shares withheld or deducted by the Company to satisfy tax withholding requirements relating to Matching Awards shall be added back to the Plan Share reserve and available again for issuance under the Plan.
Section 16.   Administration.
(a)   The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims under the Plan, and to take any and all actions necessary, appropriate, or advisable for the administration of the Plan.
(b)   The Committee shall have the authority, in its sole discretion, to approve addenda to the Plan and any enrollment agreement pursuant to this Section 16(b) with such terms and conditions as the Committee deems necessary or appropriate to accommodate the terms of such offering.
(c)   The Committee may, in its sole discretion, delegate its authority, in whole or in part, under this Section 16 to one or more officers of the Company, subject to applicable law or any stock exchange on which the Shares are traded. In the event that the Committee’s authority is delegated to any officer in accordance with this Section 16(c), any actions undertaken by such person in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to such officer or employee.
(d)   All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company and the participants. Solely to the maximum extent permitted by applicable law (as it now exists or may hereafter be amended) and to the extent consistent with the Company’s certificate of incorporation, bylaws, and other applicable governing documents, all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall be fully indemnified and protected by the Company in respect of any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and no member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any such action, omission, determination, or interpretation.

Section 17.   Designation of Beneficiary.
(a)   A participant may file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such Shares and/or cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent may be required for such designation to be effective.
(b)   Such designation of beneficiary may be changed by the participant at any time by written notice (in such form as the Company may provide). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may cause such Shares and/or cash to be delivered to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Company may designate.
Section 18.   Transfer Restrictions.
Neither payroll deductions (or contributions) credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17 hereof by the participant). Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 13 hereof. During a participant’s lifetime, a participant’s option to purchase Shares under the Plan is exercisable only by the participant.
Section 19.   Use of Funds.
All payroll deductions (and contributions) received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds unless otherwise required by applicable law.
Section 20.   Accounts.
Individual book accounts will be maintained for each participant in the Plan.
Section 21.   Changes in Capitalization, Dissolution, Merger or Asset Sale, or Other Corporate Event; Assumption of Awards.
(a)   Changes in Capitalization.   Subject to any required action by the stockholders of the Company, the number of Shares reserved and available for future issuance under the Plan, the number of Shares and price per Share covered by each option under the Plan which has not yet been exercised, the maximum number of Shares that may be purchased per participant on any Exercise Date, and the number and kind of shares subject to any outstanding Matching Award, shall be equitably adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that neither the conversion of any convertible securities of the Company nor any grant of awards under any other equity compensation plan sponsored by the Company shall be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee in the manner determined by the Committee, in its sole discretion, and any such determination shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option. The Committee may, if it so determines in the exercise of its sole discretion, make provision for adjusting the number of Shares reserved and available for future issuance under the Plan, the number of shares and price per Share covered by each outstanding option, the maximum number of Shares that may be purchased per participant on any Exercise Date, and the number and kind of Shares subject to any outstanding Matching Award, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of outstanding Shares. Notwithstanding anything set forth in this Section 21(a) to the contrary, the Committee shall not make any adjustments to outstanding Matching Awards that would constitute a modification or substitution of the stock right under U.S. Treasury Regulation Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for the purposes of Code Section 409A.
(b)   Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, (i) the Offering Periods will terminate and all participant payroll deductions (and contributions) in respect of any open Offering Period will be refunded to the participants immediately prior to the consummation of such proposed action and (ii) any Unreleased Matching Awards will be Released on such date the Committee determines, in each case, unless otherwise provided by the Committee.
(c)   Merger, Sale, or Other Corporate Event.   In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company or an affiliate with or into another corporation, or any other corporate event or transaction involving the Company, the Committee may determine, in the exercise of its sole discretion, to (i) Release any Unreleased Matching Awards, (ii) with the consent of the surviving entity, provide that the Unreleased Matching Awards shall be assumed by the surviving entity or exchanged for new awards, and/or (iii) shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for such participant’s option has been changed to the New Exercise Date and that such participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date such participant has withdrawn from the Offering Period as provided in Section 13 hereof. If no New Exercise Date is set by the Committee, all participant payroll deductions (and contributions) in respect of an open Offering Period will be refunded to the participants immediately prior to the closing of the applicable transaction. Unless otherwise determined by the Committee, no Matching Awards shall be granted with respect to options exercised on the New Exercise Date.
(d)   Assumption of Matching Awards.   If there is to be an assumption or exchange of Matching Awards pursuant to Section 21(c), the Committee shall decide the date on which such assumption or exchange shall occur. The terms of any assumed award may be amended, and any new award will be granted, so that it is on such terms and over such shares (or other type of securities) as the Committee may decide, with the consent of the surviving entity, where relevant. Unless the Committee decides otherwise, any assumed or new award will be governed by the Plan as if references to a Matching Award are references to the assumed or new award, references to Shares are references to the shares (or other securities) subject to the assumed award or over which the new award is granted, and references to the Company are to the surviving entity or such company as the Committee decides, and the Plan will be interpreted accordingly.
Section 22.   Amendment or Termination.
(a)   The Committee may at any time and for any reason terminate or amend the Plan. Except as provided in Section 21 hereof or as necessary to comply with applicable laws or regulations, no such termination or amendment can adversely affect options previously granted without the consent of the affected participant. To the extent necessary to comply with any applicable law or regulation, the Company shall obtain stockholder approval in such a manner and to such a degree as required.
(b)   Without stockholder approval and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods or Exercise Date, change the maximum number of Shares purchasable per participant on any Exercise Date, limit the frequency and/or number of changes in the amount withheld during Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.
Section 23.   Notices.
All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
Section 24.   Conditions Upon Issuance of Shares.
(a)   Shares shall not be issued and Matching Awards shall not be granted unless such issuance or grant complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. In addition, should the sale or issuance of Shares subject to the Plan not be registered on any Exercise Date or Award Date in any foreign jurisdiction in which such registration is required, then no options granted to participants in that foreign jurisdiction shall be exercised on such Exercise Date and no Matching Awards shall be granted on such Award Date to participants in that foreign jurisdiction, and all payroll deductions (and contributions) accumulated on behalf of such participants during the Offering Period in which such Exercise Date occurs shall be distributed to such participants without interest unless otherwise required by the terms of such offering or applicable law.
(b)   As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
Section 25.   Certain Tax Matters.
(a)   The Company and its Subsidiaries shall have the authority and the right to deduct or withhold, or require a participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy any federal, state, local, or other taxes of any kind, domestic or foreign, required by any applicable law, rule, or regulation to be withheld with respect to any Matching Award vesting or other taxable event involving a Matching Award or the Plan, and take such other action as the Committee may deem necessary, appropriate, or advisable to enable the Company or a Subsidiary to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Matching Award. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time of the vesting of a Matching Award, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the Matching Award, Shares having a Fair Market Value on the date of withholding equal to an amount (rounded up to the nearest whole Share) required to be withheld for tax purposes as determined by the Committee in its sole discretion and in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Company and its Subsidiaries may also use any other method of obtaining the necessary payment or proceeds, as permitted by all applicable laws, rules, and regulations, domestic or foreign, to satisfy its withholding obligation with respect to any Matching Award as determined by the Company, including, with the approval of the Committee, by allowing the participant to engage in broker-assisted cashless settlement procedures (including sales in open market transactions) to generate an amount of net proceeds (after deducting commissions) not exceeding the applicable taxes to be withheld and directing such proceeds to the Company to be applied to the tax obligations as determined by the Company.
(b)   Purchases of Shares and grants of Matching Awards by and to participants who are U.S. taxpayers are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, any such offering or grant and this Plan shall be interpreted in accordance therewith. The Company makes no representation that any or all of the payments described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payments. The participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
Section 26.   No Right to Employment.
Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company, its Subsidiaries, or any affiliate of either to terminate the employment of an Eligible Employee.
Section 27.   Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
Section 28.   Effective Date; Term of Plan.
(a)   The Plan shall be effective as of the Effective Date; provided that the Plan shall have been adopted by the Board and approved by the Company’s sole stockholder in accordance with the General Corporate Law of the State of Delaware and the rules of the New York Stock Exchange.
(b)   The Plan shall terminate on the tenth (10th) anniversary of the Effective Date, unless earlier terminated pursuant to Section 22 hereof.
Section 29.   Provisions for Foreign Participants.
(a)   The Committee may establish subplans, addenda, or procedures under the Plan and any enrollment agreement or take any other necessary or appropriate action to address applicable law, including (i) differences in laws, rules, regulations, or customs of such jurisdictions with respect to tax, securities, currency, employee benefit, or other matters; (ii) listing and other requirements of any non-U.S. securities exchange; and (iii) any necessary local governmental or regulatory exemptions or approvals.
(b)   By participating in the Plan or accepting any rights under it, each participant consents to the collection and processing of personal data relating to the participant so that the Company and its Subsidiaries can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and Shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data about the participant and the participant’s participation in the Plan.
Effective Date: June 1, 2026